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                                                                   EXHIBIT 21.1
                                 Subsidiaries


LHS Holding Germany GmbH

LHS Verwaltungs GmbH

LHS Verwaltungs GmbH & Co. Projekt KG zur Durcfuhrung

LHS AG

LHS Nordic AB

LHS France S.A.

LHS Asia/Pacific Sdn Bhd

LHS Hong Kong Limited

LHS Communications Systems, Inc.

LHS do Brazil Ltda.

LHS Europe Limited

LHS Italy S.r.L

LHS InfoCell, Inc.

Priority Call Management, Inc.

Priority Call Management Limited (UK)

Priority Call Management Limited (Hong Kong)